Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of YDI Wireless, Inc. and to the incorporation of our report dated February 10, 2003, except for Note 2, as to which the date is July 9, 2003, on our audits of the consolidated financial statements of YDI Wireless, Inc. and Subsidiaries (formerly Young Design, Inc. and Subsidiaries) as of December 31, 2002 and 2001.


/s/ Hoffman, Fitzgerald & Snyder, P.C.

Hoffman, Fitzgerald & Snyder, P.C.
McLean, Virginia
February 27, 2004